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                                                                    EXHIBIT 10.3


                       ADMINISTRATIVE SERVICES AGREEMENT
                       ---------------------------------

     THIS ADMINISTRATIVE SERVICES AGREEMENT ("Agreement") is entered into and effective as of the 19th day of August, 1997, by and between ATRIA COMMUNITIES, INC., a Delaware corporation ("Atria"), and VENCOR, INC., a Delaware corporation ("Vencor").

     RECITALS:

     A. Atria and Vencor are parties to that certain Administrative Services Agreement dated August 19, 1996 (the "Services Agreement"), pursuant to which Atria receives certain services from Vencor.

     B. The Services Agreement expires as of this date and the parties desire to extend the Services Agreement for certain services as provided in this Agreement.

     AGREEMENT:

     Now, THEREFORE, the parties hereby agree as follows:

     1. SERVICES PROVIDED. Vencor shall provide to Atria the following services: MIS Support, Payroll and Market Planning, with the level of support provided for such services consistent with the level of support provided for the same services under the Services Agreement. Vencor shall not be required to make available any services to the extent that doing so would unreasonably interfere with the performance by any employee of Vencor of such employee's duties for Vencor or otherwise cause an unreasonable burden to Vencor.

     2. PAYMENTS. Atria shall pay $17,033 per month to Vencor on the first day of each month. For any period for which such services would be provided to Atria on less than a full-month basis, Atria shall pay the appropriate pro rata amount to Vencor.

     3. TERM. The services provided pursuant to this Agreement shall expire at the close of business on December 31, 1997, unless Atria requests Vencor to continue providing MIS Support for up to an additional 90 days. If Atria makes such a request, Vencor shall provide such services at a rate of $TBA per month. After December 31, 1997, Vencor shall have no obligation to provide Payroll or Market Planning services.

     4. MISCELLANEOUS.

     4.1 AMENDMENT. This Agreement may be amended, modified, superseded or canceled only by a written instrument signed by all of the parties to this Agreement.

     4.2 PATIENT REFERRALS. Neither Atria nor Vencor shall have any obligation to refer any resident or patients, as the case may be, of either of them or any other person to Atria or Vencor for the provision of any service or item of any kind. Atria and Vencor hereby acknowledge that
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the compensation for services provided for in this Agreement are set in advance, are consistent with the fair market value in arms-length commercial transactions and are not determined in a manner that takes into account in any way any volume or value of referrals or business generated between the parties.

     4.3 EARLY TERMINATION. If Vencor or Atria shall determine upon advice of counsel that the continuation of this Agreement will likely be deemed to be a violation of any applicable Federal or state law regarding fraud and abuse, referral prohibitions, or any similar matter, either party upon receiving such advice of counsel may at any time give the other party written notice of such advice and if, after consultation, the parties have not determined to their reasonable satisfaction that no such violation exists and the parties have not amended this Agreement to remove that risk to the other party's reasonable satisfaction, then either party may terminate this Agreement effective as of the date sixty (60) days after its initial written notice to the other party.

     4.4 CAPTIONS; SECTION REFERENCES. Section titles or captions in this Agreement are included for purposes of convenience only and shall not be considered a part of the Agreement in construing or interpreting any of its provisions. All references in this Agreement to Sections shall refer to Sections of this Agreement unless the context clearly otherwise requires.

     4.5 AGREEMENT NON-ASSIGNABLE; BINDING EFFECT. None of the parties to this Agreement shall assign any of its rights or obligations under this Agreement, whether by operation of law or otherwise, without obtaining the prior consent of the other parties to this Agreement. Subject to the foregoing, all of the provisions of this Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the parties to this Agreement and their respective heirs, legal representatives, successors and assigns.

     4.6 GOVERNING LAW. This Agreement shall be governed by, and shall be construed and enforced in accordance with, the laws of the Commonwealth of Kentucky, without giving effect to any conflict of law rule or principle of such state.

     4.7 ENTIRE AGREEMENT. This Agreement embodies the entire understanding between the parties hereto with respect to subject matters covered hereby and supersedes any prior agreement or understanding between the parties with respect to such matters.

     4.8 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original copy of this Agreement and all of which, when taken together, shall be deemed to constitute one and the same agreement.

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     IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date first written above.


                                      ATRIA COMMUNITIES, INC.


                                      By: /s/ J. TIMOTHY WESLEY
                                         --------------------------------
                                     Title: Chief Financial Officer
                                           ------------------------------
                                                     ("Atria")


                                     VENCOR, INC.


                                     By: /s/ RICHARD A. LECHLEITER
                                        ---------------------------------
                                     Title: Senior Vice President
                                           ------------------------------
                                                     ("Vencor")

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